Exhibit 5.1
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
Tel: (212) 735-3000
January 20, 2011
Swift Transportation Company
2200 South 75th Avenue
Phoenix, Arizona 85043
Re:	Swift Transportation Company — Registration Statement on Form S-8
Ladies and Gentlemen:
          We have acted as special counsel to Swift Transportation Company, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of the Company, being filed with the Securities and Exchange Commission (the “Commission”) on the date hereof relating to the registration by the Company of 12,000,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), authorized for issuance pursuant to the Company’s 2007 Omnibus Incentive Plan, as amended to date (the “Incentive Plan”).
          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).
          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Incentive Plan; (iii) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of Delaware (the “Certificate”); (iv) the Amended and Restated Bylaws of the Company, as currently in effect (the “Bylaws”); and (v) certain resolutions of the Board of Directors of the Company relating to the Incentive Plan and the filing of the Registration Statement. We also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.
          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the

Swift Transportation Company
January 20, 2011

conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. We have also assumed that each award agreement setting forth the terms of each grant of options exercisable for Shares or other award of Shares under the Incentive Plan is or will be consistent with the Incentive Plan, duly authorized, and if applicable, validly executed and delivered by the parties thereto.
          Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.
          Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when the Shares have been registered by the transfer agent and registrar for the Class A Common Stock and awarded by the board of directors of the Company or the compensation committee thereof and issued and paid for in accordance with the terms of the Incentive Plan and any applicable award agreement, the Shares will be validly issued and fully paid and non-assessable.
          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP